Alpha Group International Limited and its subsidiaries
Unaudited Condensed Consolidated Financial Statements
June 30, 2025

Interim Condensed Consolidated Statement of Comprehensive Income

		Six months ended 30 Jun 2025	Six months ended 30 Jun 2024
	Note	£’000	£’000

Revenue		86,209	64,325
Net treasury income – client funds	4	38,581	41,781
Net treasury income – own funds	4	569	664
Total income		125,359	106,770
Operating expenses		(78,446)	(48,331)
Operating profit	5	46,913	58,439
Finance income	6	2,989	2,992
Finance expenses	6	(1,431)	(609)
Profit before taxation		48,471	60,822
Taxation	7	(13,405)	(16,176)
Profit for the period		35,066	44,646
Attributable to:
Equity holders of the parent		35,242	44,840
Non-controlling interests		(176)	(194)
Profit for the period		35,066	44,646
Other comprehensive income/(loss):
Items that may be reclassified to the profit or loss:
Exchange gain/(loss) on translation of foreign operations		1,999	(1,037)
Gain/(loss) recognised on hedging instruments		1,064	(7,356)
Tax (charge)/credit relating to items that may be reclassified		(266)	1,839
Total comprehensive income for the period		37,863	38,092
Attributable to:
Equity owners of the parent		38,012	38,286
Non-controlling interests		(149)	(194)
Total comprehensive income for the period		37,863	38,092
The accompanying notes are an integral part of these interim condensed consolidated financial statements.

Interim Condensed Consolidated Statement of Financial Position

		As at	Audited at
		30 Jun 2025	31 Dec 2024
	Note	£’000	£’000
Non-current assets
Goodwill		4,689	4,526
Intangible assets		15,092	14,957
Property, plant and equipment		7,202	7,670
Right-of-use assets		17,685	18,993
Derivative financial assets	9	92,226	28,699
Total non-current assets		136,894	74,845

Current assets
Cash and cash equivalents	11	209,881	252,468
Derivative financial assets	9	240,469	132,446
Trade and other receivables	9, 10	13,974	12,715
Fixed collateral	11	10,302	10,063
Current tax asset		-	-
Total current assets		474,626	407,692
Total assets		611,520	482,537

Equity
Share capital	12	87	87
Share premium account		52,911	52,566
Treasury shares	12	(28,807)	(6,697)
Retained earnings		281,188	235,256
Other reserves	12	10,756	(3,086)
Equity attributable to equity holders of the parent		316,135	278,126
Non-controlling interests		730	879
Total equity		316,865	279,005

Current liabilities
Derivative financial liabilities	9	95,604	84,080
Other payables	13	109,862	45,747
Redemption liability	692	-
Deferred income	8,837	8,059
Lease liability	2,663	2,180
Current tax liability	11,949	12,086
Total current liabilities		229,607	152,152

Non-current liabilities
Derivative financial liabilities	9	40,060	24,695
Other payables	13	911	885
Redemption liability		1,914	1,812
Deferred tax liability	7	2,869	3,661
Lease liability		19,294	20,327
Total non-current liabilities		65,048	51,380
Total liabilities		294,655	203,532
Total equity and liabilities		611,520	482,537
The accompanying notes are an integral part of these interim condensed consolidated financial statements.

Interim Condensed Consolidated Cash Flow Statement		Six months ended 30 Jun 2025	Six months ended 30 Jun 2024
	Note	£’000	£’000
Cash flows from operating activities
Profit before taxation		48,471	60,822
Net treasury income – client funds		(38,581)	(41,781)
Net treasury income – own funds		(569)	(664)
Finance income	6	(2,989)	(2,992)
Finance expense	6	1,431	609
Amortisation of intangible assets		3,275	3,163
Intangible assets written off		30	-
Depreciation of property, plant and equipment		862	923
Depreciation of right-of-use assets		1,512	1,369
(Gain) on disposal of property, plant and equipment		-	(1)
Share-based payment expense		15,621	408
Fair value movement of redemption liability		(81)	-
Decrease/(increase) in other receivables		243	(457)
Increase/(decrease) in other payables and deferred income		64,425	(18,829)
Increase in derivative financial assets[1]		(173,648)	(9,169)
Increase in derivative financial liabilities		30,052	3,077
Increase in fixed collateral		(238)	(1,540)
Cash (outflows) from operating activities		(50,184)	(5,062)
Net treasury income received		37,649	42,938
Tax paid		(14,177)	(15,156)
Net cash (outflows)/inflows from operating activities		(26,712)	22,720

Cash flows from investing activities
Payments to acquire property, plant and equipment		(321)	(215)
Proceeds from the sale of property, plant and equipment		-	1
Expenditure on intangible assets		(3,241)	(4,218)
Finance income received		2,989	2,992
Net cash (outflows) from investing activities		(573)	(1,440)

Cash flows from financing activities
Proceeds received on issue/at vesting of share options		1,491	331
Purchase of treasury shares	12	(10,295)	(19,843)
Acquisition of non-controlling interest		-	(48)
Dividends paid to equity owners of the Parent Company	8	(6,073)	(5,308)
Dividends paid to subsidiary shareholders		(876)	(1,842)
Payment of lease liabilities- principal		(764)	(838)
Payment of lease liabilities- interest		(603)	(591)
Net cash (outflows) from financing activities		(17,120)	(28,139)

(Decrease) in net cash and cash equivalents in the period		(44,405)	(6,859)
Net cash and cash equivalents at beginning of period		252,468	197,941
Net exchange gain/(loss)		1,818	(1,006)
Cash and cash equivalents at end of period	11	209,881	190,076
The accompanying notes are an integral part of these interim condensed consolidated financial statements.

1 The £173.6m cash outflow arising from an increase in derivative financial assets for the six months to 30 June 2025 includes £117.4m relating to an increase in variation margin from (£13.1m) in 2024 to £104.3m (as shown in note 11), £2m relating to MTM on Alpha trades and £25m in unrealised revenue.

Interim Condensed Consolidated Statement of Changes in Equity

	Share capital	Share premium account	Treasury shares	Retained earnings	Other reserves	Total	Non-controlling interests	Total
	£’000	£’000	£’000	£’000	£’000	£’000	£’000	£’000
Balance at 1 January 2024	87	52,566	-	170,939	(632)	222,960	531	223,491
Profit/(loss) for the period	-	-	-	44,840	-	44,840	(194)	44,646
Other comprehensive expense:
Losses recognised on hedging instruments	-	-	-	(5,517)	-	(5,517)	-	(5,517)
Exchange differences arising on translation of foreign operations	-	-	-	-	(1,037)	(1,037)	-	(1,037)
Transactions with owners:
Acquisition of NCI	-	-	-	(46)	-	(46)	(2)	(48)
Acquisition of treasury shares	-	-	(19,843)	-	-	(19,843)	-	(19,843)
Treasury shares issued in relation to subsidiary earnout	-	-	4,024	(3,720)	-	304	-	304
Issue of share options in subsidiary undertakings	-	-	-	1	-	1	-	1
Share-based payments	-	-	-	408	-	408	-	408
Dividends paid	-	-	-	(7,150)	-	(7,150)	-	(7,150)
Balance at 30 June 2024	87	52,566	(15,819)	199,755	(1,669)	234,920	335	235,255

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

Interim Condensed Consolidated Statement of Changes in Equity [cont.]

	Share capital	Share premium account	Treasury shares	Retained earnings	Other reserves	Total	Non-controlling interests	Total
	£’000	£’000	£’000	£’000	£’000	£’000	£’000	£’000
Balance at 1 January 2025 (audited)	87	52,566	(6,697)	235,256	(3,086)	278,126	879	279,005
Profit/(loss) for the period	-	-	-	35,242	-	35,242	(176)	35,066
Other comprehensive income:
Gains recognised on hedging instruments	-	-	-	798	-	798	-	798
Exchange differences arising on translation of foreign operations	-	-	-	-	1,972	1,972	27	1,999
Transactions with owners:
Acquisition of treasury shares (refer to note 12)	-	-	(29,578)	19,283	-	(10,295)	-	(10,295)
Treasury shares issued on vesting of option schemes	-	-	7,468	(6,192)	-	1,276	-	1,276
Shares issued on vesting of share option schemes	-*	345	-	-	-	345	-	345
Share-based payments	-	-	-	3,751	11,870	15,621	-	15,621
Dividends paid	-	-	-	(6,949)	-	(6,949)	-	(6,949)
Forfeiture of share options in subsidiary	-	-	-	(1)	-	(1)	-	(1)
Balance at 30 June 2025 (unaudited)	87	52,911	(28,807)	281,188	10,756	316,135	730	316,865

*Share capital issued in the period is below the rounding amount of £1,000 and therefore presented as nil.

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

Notes to the Interim Condensed Consolidated Financial Statements for the six months ended 30 June 2025

1. General information

Alpha Group International Limited (the “Company”) is a private company limited by shares. The Company was formerly Alpha Group International plc, a public limited company with shares listed on the Main market of The London Stock Exchange between 2 May 2024 and 3 November 2025. The Company is incorporated and domiciled in the UK (registered number 07262416) and its registered office is Brunel Building, 2 Canalside Walk, London, England, W2 1DG.

The condensed consolidated interim financial statements incorporate the results of the Company and its subsidiary undertakings (“the Group”).

2. Basis of preparation

These interim condensed consolidated financial statements have been prepared in accordance with IAS 34 Interim Financial Reporting. They do not include all disclosures that would otherwise be required in a complete set of financial statements and should be read in conjunction with the 2024 special purpose consolidated financial statements for the year ended 31 December 2024.

The Directors have prepared these Condensed Consolidated Financial Statements as of and for the six-month period ended 30 June 2025 for the inclusion in a filing on Form 8-K/A with the United States Securities and Exchange Commission by Corpay Inc, as a consequence of the acquisition of the Company’s issued share capital by Corpay Inc. (See Note 16 Events after the reporting period), for purposes of the satisfactory of Corpay Inc’s regulatory reporting requirements in the United States.

The financial information is presented in Pounds Sterling (“£”), which is the Group’s functional currency, and all values are rounded (“£’000”) to the nearest thousand except where otherwise indicated.

Going concern

The Board has concluded that it is appropriate to adopt the going concern basis, having undertaken a review of financial forecasts and available resources. The Group meets its day-to-day working capital requirements through its strong cash reserves. As at 30 June 2025, the Group had £209.9m of cash and cash equivalents (see note 11), with no debt financing commitments. The Group has net current assets of £245.0m and net assets of £316.9m.

In assessing going concern, management have considered some down-side scenarios where adjusted net cash and collateral was stress tested against collateral requirements to banking counterparties. The assessment considered the impact on the Group’s operations, its 2026 budget and internal forecasts to 2027.

In these scenarios, the Group has sufficient liquidity, no external debt, and the availability of mitigating actions that would allow it to meet its financial liabilities as they fall due. These mitigating actions, should they be required, are within management’s control.

Corpay invested £1.8bn in the acquisition of Alpha, they have publicly committed to supporting the organic growth of Alpha.
Furthermore, Alpha is now part of Corpay and will benefit from access to greater liquidity and funding sources.

The Directors have a reasonable expectation that the Group has adequate resources to continue in operational existence for the foreseeable future. The Group continues to adopt the going concern basis in preparing the condensed consolidated interim financial statements.

2. Basis of preparation (continued)

Accounting policies

The accounting policies adopted by the Group in these interim financial statements are consistent with those applied by the Group in its non-statutory consolidated financial statements for the year ended 31 December 2024.

New standards, interpretations and amendments effective from 1 January 2025:
There are no new standards and interpretations which became mandatorily effective for the current reporting period which have had a material effect on the financial statements of the Group.

New standards, interpretations and amendments not yet effective:
IFRS 18 Presentation and Disclosure in Financial Statements is effective for annual reporting periods beginning on or after 1 January 2027. The Group has not early adopted IFRS 18.

IFRS 18 introduces revised requirements for the presentation and disclosure of financial performance. The Group is currently assessing the potential impact of IFRS 18 on its interim condensed consolidated financial statements.

3. Significant accounting estimates and judgements

The accounting estimates and judgements adopted by the Group in these interim financial statements are consistent with those applied by the Group in its non-statutory consolidated financial statements for the year ended 31 December 2024.

The preparation of the Group’s interim financial statements requires management to make estimates, judgements and assumptions about the carrying amounts of assets and liabilities. Uncertainty about these assumptions and estimates could result in outcomes that could require a material adjustment to the carrying amount of the assets or liability affected in the future.

The estimates and underlying assumptions are reviewed on an ongoing basis. In the process of applying the Group’s accounting policies, management has made the following judgements and estimates which have the most significant effect on the amounts recognised in the interim financial statements.

Significant estimates

Impairment of financial assets
An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount. Impairment losses are recognised in the interim condensed consolidated Statement of Comprehensive Income. The Group performs an assessment of significant increase in credit risk on an annual basis, as well as assessing counterparty credit risk on an ongoing basis via the credit value adjustment model. We consider there to be no indication of material change in our credit risk assessment at 30 June 2025.

Fair value – Credit valuation adjustment
The credit value adjustment of £4.5m (FY2024: £4.4m) has been calculated by management based on the assumption that the Group will be unable to collect all the receivable amounts due under the contract terms, and therefore, is a method of counterparty credit risk management. In order to calculate expected future cash flows, management make an estimate using the latest real-time market information, forward-looking volatility, credit quality of the borrower and experience.

3. Significant accounting estimates and judgements (continued)

Significant judgements

Share-based payments – Option fair values
Equity settled share awards are recognised as an expense based on their fair value at date of grant. The value of these share option schemes are estimated through the use of option valuation models which require an element of judgement in assessing the inputs. Judgement is also exercised in assessing the number of options subject to non-market vesting conditions that will vest. Further details are set out in note 15.

Carrying value of goodwill attributable to Cobase – estimation of recoverable amount
Goodwill of £4.7m arose on the acquisition of Financial Transaction Services B.V. (trading as “Cobase”) and has been tested for impairment at period end. Recoverable amount has been assessed based on estimates of the fair value less cost to sell. For the period ending 30 June 2025, management have undertaken a review for indicators of impairment and have determined that there is sufficient headroom and therefore no impairment charge has been recognised.

4. Segmental reporting

As set out in the consolidated financial statements for the year ended 31 December 2024, the Group evolved its organisational structure from a product centric structure to a client centric structure as was disclosed for the year ended 31 December 2024.

These segments align with the management accountabilities for performance management and the basis for internal financial reporting and represent our reportable segments. These three segments are explained further as below:

Corporate: Alpha's corporate division operates from its own UK HQ (consisting of sales and operations), and seven additional international sales offices in the Netherlands, Spain, Italy, Germany, Austria, Australia, and Canada. Revenues are derived from the provision of market risk management services to corporates across more than 50 countries, covering foreign exchange exposure and, more recently, interest rates and commodities.
Private Markets: Alpha's private markets division operates from its own UK HQ (consisting of sales and operations) and two additional operations offices in Luxembourg and Malta. Revenues are derived from the provision of FX risk management, accounts and payments, and fund finance services to private market firms.
Cobase: Cobase is a treasury-focused technology platform acquired by the Group in December 2023. Based in Amsterdam, the company provides bank connectivity technologies that enable businesses to manage their banking relationships, accounts and transaction activity all in one place. Revenues are derived from platform usage and annual subscription fees.

The chief operating decision makers, being the Group’s Chief Executive Officer and the Chief Financial Officer, monitor the results of the operating segments separately each month. Key measures used to evaluate performance are revenue, and underlying profit before taxation. Management believe that these measures are the most relevant in evaluating the performance of the segment and for making resource allocation decisions.

The Corporate division has overseas offices in Australia, Canada, Netherlands, Italy, Spain, Germany and Austria. These offices contributed aggregate revenue of £25.1m (HY24: £12.3m, FY24: £27.2m). A small component of Private Markets costs arise in Luxembourg, and the profit related to the Malta office has been allocated between the various European entities it supports.

4. Segmental reporting (continued)

Six months ended 30 June 2025	Corporate	Private Markets	Cobase	Total
	£’000	£’000	£’000	£’000
Risk Management*	50,094	14,224	-	64,318
Accounts & Payments**	-	19,826	-	19,826
Platform fees	-	-	2,065	2,065
Total revenue	50,094	34,050	2,065	86,209
Net treasure income – own funds	569	-	-	569
Segment income	50,663	34,050	2,065	86,778
Operating costs	(30,918)	(27,651)	(2,645)	(61,214)
Underlying operating profit	19,745	6,399	(580)	25,564
Finance income	2,938	51	-	2,989
Finance costs	(180)	(440)	(2)	(622)
Underlying profit before taxation	22,503	6,010	(582)	27,931
Underlying profit before taxation margin	45%	18%	-28%	32%
Net treasure income – client funds	2,107	36,474	-	38,581
Non-underlying items***				(18,041)
Profit before taxation				48,471

Six months ended 30 June 2024 - Represented[1]	Corporate	Private Markets	Cobase	Total
	£’000	£’000	£’000	£’000
Risk Management*	29,783	14,207	-	43,990
Accounts & Payments**	-	19,072	-	19,072
Platform fees	-	-	1,263	1,263
Total revenue	29,783	33,279	1,263	64,325
Net treasure income – own funds	664	-	-	664
Segment income	30,447	33,279	1,263	64,989
Operating costs	(18,904)	(23,471)	(2,687)	(45,062)
Underlying operating profit	11,543	9,808	(1,424)	19,927
Finance income	2,992	-	-	2,992
Finance costs	(221)	(388)	-	(609)
Underlying profit before taxation	14,314	9,420	(1,424)	22,310
Underlying profit before taxation margin	48%	28%	(113)%	35%
Net treasure income – client funds	1,973	39,808	-	41,781
Non-underlying items***				(3,269)
Profit before taxation				60,822
1 The 30 June 2024 comparatives have been represented to align to the revised organisational structure as was adopted in the year ending 31 December 2024.

*Risk management represents revenue derived from forward, spot, and option contracts provided to corporate and private market clients, primarily for the purpose of hedging commercial foreign exchange exposures.
**Accounts & Payments represents revenues derived from fees and foreign exchange spot contracts generated from the provision of cross border payments, annual account fees, as well as Fund Finance advisory fees.
*** Non-underlying items in the period are made up of the below charges and net treasury income - client funds:

4. Segmental reporting (continued)

	Six months	Six months
	ended	ended
	30 Jun 2025	30 Jun 2024
	£’000	£’000
Non-underlying items in operating expenses
Amortisation of purchased intangible assets	41	43
Share-based payments charge – existing schemes	3,751	408
Share-based payments charge – Founder Incentive Scheme	11,870	-
Advisor fees relating to Corpay offer	1,650	-
Acquisition costs in relation to business combinations	-	99
Costs associated with the Company’s move from AIM to Main market	-	2,719
Redemption liability – fair value movement	(80)	-
Total non-underlying items in operating expenses	17,232	3,269
Non-underlying items in finance expenses
Redemption liability – discount unwind	809	-
Total non-underlying items	18,041	3,269

5. Operating profit

Operating profit is stated after charging/(crediting):

	Six months ended 30 Jun 2025 £’000	Six months ended 30 Jun 2024 £’000
Staff costs	55,105[1]	23,991
Depreciation of owned property, plant and equipment	862	923
Amortisation of internally generated intangible assets	3,425	3,120
Depreciation of right-of-use assets	1,512	1,369
Rental cost of short-term leases	389	622
Property, plant and equipment written (back)/off	-	(1)
Impairment of intangible assets	30	-
Bad debt expense	538	487
Net foreign exchange (gains)/losses	(776)	90

1 In the six months ending 30 June 2025, staff costs includes a non-cash charge of £11.9m relating to the Founder Incentive Scheme (refer to note 15 for further details on this scheme). This share-based payment charge is non-dilutive as Morgan Tillbrook (Founder and, until 1 January 2025, CEO) will provide/has already provided the shares to fund the arrangements.

6. Finance income and expenses

	Six months ended	Six months ended
	30 Jun 2025	30 Jun 2024
	£’000	£’000
Finance income
Interest on bank deposits	2,913	2,927
Other interest receivable	76	65
Total	2,989	2,992

Finance costs
Finance expense on dilapidation provision	(19)	(17)
Finance expense on lease liabilities	(603)	(592)
Discount unwind on redemption liability[1]	(809)	-
Total	(1,431)	(609)
1 On acquisition of Financial Transaction Services B.V. (Cobase) in December 2023, the Group recognised a liability of £1.9m, comprising the fair value of the consideration payable to the non-controlling interests at that time, under the terms of put and call options entered into. The interests are to be acquired in four tranches between 31 December 2025 and 31 December 2029 with pricing based tied to trailing revenue and profitability measures. The Group has updated its assessment of the fair value of the consideration payable as an operating expense, as well as reflecting an unwind of the discount to reflect time value of money through finance expense. On the basis that the fair value assessment and discount unwind are associated with the Cobase acquisition and are not representative of in-period trading.
At 30 June 2025 the redemption liability relating to the acquisition of Cobase has been revalued to £2.6m in the balance sheet and as such a fair value movement has been recognised in operating expenses. Additionally, as the liability approaches its settlement dates, the time value of money is recognised as a finance cost. This reflects the unwinding of the discount on the liability over time, increasing the liability to its settlement amount.

7. Taxation

Tax charge

	Six months	Six months
	ended	ended
	30 Jun 2025	30 Jun 2024
	£’000	£’000
Current tax:
UK Corporation tax on profit for period	13,143	15,556
Adjustments relating to prior years	18	1
Incremental Overseas Corporation tax on the profit for the period	1,309	385
Total current tax	14,470	15,942

Deferred Tax
Origination and reversal of temporary differences	(1,065)	234
Total deferred tax	(1,065)	234
Total tax expense	13,405	16,176

7. Taxation (continued)

Deferred Tax

	Six months	Six months
	ended	ended
	30 Jun 2025	30 Jun 2024
	£’000	£’000
Deferred tax:
At 1 January	(3,661)	(5,305)
UK tax charge/(credit) relating to current period from continuing operations	1,065	(297)
UK tax charge relating to acquired operations	-	63
Tax credit relating to foreign exchange rate movements	(7)	-
Tax (credit)/charge on other comprehensive income	(266)	1,839
Total deferred tax liability	(2,869)	(3,700)

The Group’s effective tax rate at 30 June 2025 was 27.6% (30 June 2024: 26.6%). The increase is predominately due to the Founder Incentive scheme share-based payment charges and acquisition legal costs for which there is no tax deduction for the accounting charges. A tax deduction, determined with reference to the market value of the shares will arise in relation to the Founder Incentive Scheme on participant exercise, subject to vesting criteria being met.

8. Dividends

	Six months	Six months
	ended	ended
	30 Jun 2025	30 Jun 2024
	£’000	£’000
Final plc dividend for the year ended 31 December 2023 of 12.3p per share	-	5,308
Final plc dividend for the year ended 31 December 2024 of 14.0p per share	6,073	-
	6,073	5,308

All dividends paid are in respect of the ordinary shares of £0.002 each.

In addition to the dividends paid to ordinary shareholders of the Group shown above, the Condensed Consolidated Statement of Changes in Equity includes £876k (H1 2024: £1,842k) of dividends paid to subsidiary shareholders.

The Directors do not intend to declare an interim dividend in September 2025.

As was set out in the financial statements for the year ended 31 December 2024, the Company identified that the interim dividend for the year ended 31 December 2024 (£1.8m) and the interim dividends paid on 13 October 2017 and on 8 October 2021 (together £0.7m) were made otherwise than in accordance with the UK Companies Act 2006. During the first half of 2025, the Group took steps to resolve the historic unlawful distributions, these are set out in note 12.

9. Financial instruments

Fair value measurement
Forward and option contracts fall into level 2 of the fair value hierarchy. Level 2 comprises those financial instruments which can be valued using inputs other than quoted prices that are observable for the asset or liability either directly (i.e., prices) or indirectly (i.e., derived from prices). The fair value of forward exchange contracts is measured using observable forward exchange rates for contracts with a similar maturity at the reporting date. The fair value of option foreign exchange contracts is measured using an industry standard external model that best presents the unpublished interbank valuations. The fair value of interest rate contracts is measured using observable interest rates for contracts with a similar maturity at the reporting date.

The fair value measurement applied in these interim financial statements are consistent with those applied by the Group in its consolidated financial statements for the year ended 31 December 2024.

There were no transfers between level 1 and 2 during the current or prior period. The fair value of all other financial assets and financial liabilities is approximate to their carrying value.

10. Trade and other receivables

	30 Jun 2025	31 Dec 2024
Current:	£’000	£’000
Trade receivables	3,952	4,041
Other receivables	6,039	4,926
Prepayments	3,983	3,748
Total	13,974	12,715

Trade receivables consist of invoices owed from clients. Other receivables consist primarily of accrued interest, and rental deposits. The carrying value of receivables classified as financial assets measured at amortised cost, approximates fair value.
11. Cash
Cash and cash equivalents comprise cash balances and deposits held at call with banks for which the Group has immediate access.
Fixed collateral comprises cash held as collateral with banking counterparties for which the Group does not have immediate access.
Cash balances included within derivative financial assets relate to the variation margin called by banking counterparties for which the Group does not have immediate access.

	30 Jun 2025	31 Dec 2024
	£’000	£’000
Cash and cash equivalents	209,881	252,468
Variation margin[1]	101,962	(14,333)
Fixed collateral	10,302	10,063
Total cash	322,145	248,198

1 As noted in the condensed consolidated statement of cash flows, derivative assets increased principally as a result of cash outflows in the 6 months to 30 June 2025 reflecting higher collateral calls from banking counterparties in excess of collateral posted with Alpha by clients. The balance of margin calls changes on a daily basis and can in periods of heightened volatility result in a widening of the balances between our banking counterparties and our clients.

12. Capital and reserves

The following movements of share capital occurred in the 6 months to 30 June 2025:

	Ordinary shares	Share capital	Treasury shares
	No.	£’000	£’000
As at 1 January 2025 - shares of £0.002 each	43,031,668[1]	87	(6,697)
Effect of remediation of treasury share acquisition in 2024 otherwise than in accordance with UK Companies Act 2006 (UK CA ’06)	(919,945)	-	(19,283)[2]
Acquisition of treasury shares in 2025 otherwise than in accordance with UK CA ’06 and subsequent remediation	(143,611)	-	(3,476)
Acquisition of treasury shares in accordance with UK CA ’06	(254,181)	-	(6,819)
	41,713,931	87	(36,275)
Transfer of shares from treasury on vesting of share option schemes	340,676	-	7,468
New shares issued on vesting of share option schemes	250,000	-[3]	-
As at 30 June 2025	42,304,607	87	(28,807)

1 Excluding the effect of the acquisition of treasury shares other than in accordance with CA ’06 in the course of 2024, shares in issue at 1 January 2025 were 42,111,723.
2 £19.3m debit to Treasury shares from retained earnings arises from the correction of the unlawful buybacks as explained below.
3 Share capital issued in the period is below the rounding amount of £1,000 and therefore presented as nil.

As set out in the 2024 Annual Report, during the year ended 31 December 2024, repurchases of 919,945 shares for which an aggregate amount of £19.3m was paid were made otherwise than in accordance with the Companies Act 2006, due to insufficient reserves being available at the time the repurchases were made. Additionally, during the period 1 January 2025 to 12 March 2025 the Group similarly repurchased 143,611 shares for some £3.5m otherwise than in accordance with the Act.

Other reserves are made up of the following balances:

	30 Jun 2025	31 Dec 2024
	£’000	£’000
Capital redemption reserve	4	4
Capital contribution reserve[1]	11,870	-
Merger reserve	667	667
Redemption reserve	(1,884)	(1,884)
Translation reserve	99	(1,873)
Total	10,756	(3,086)

1 For further information refer to note 15.

During the period under review, and prior to the Corpay acquisition, the Board maintained a progressive dividend policy, coupled with the execution of value-capped share buybacks, retaining and deploying our remaining cash to grow the business.

13. Other payables

	30 Jun 2025	31 Dec 2024
	£’000	£’000
Current:
Other payables	102,105	35,735
Other taxation and social security	1,571	1,340
Accruals	6,186	8,672
	109,862	45,747
Non-current:
Provisions	911	885
	911	885
Total other payables	110,773	46,632

Other payables consists of margin received from clients. The carrying value of other payables classified as financial liabilities measured at amortised cost, approximates fair value.

14. Related party transactions and balances

Parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party in making financial or operational decisions, or one other party controls both.

Subsidiaries
The Parent company of the Group is Alpha Group International Limited.

During the period, one new subsidiary has been established, Alpha Group International Inc in Delaware.

Transactions between the Group and its subsidiaries have been eliminated on consolidation and are not disclosed in this note.

Transactions with key management personnel

Key management personnel are considered to be the members of the Board and the Executive Committee who served during the period. These individuals received remuneration/emoluments including share incentive arrangement awards (detailed further in note 15 below), at arm’s length and in line with contractual arrangements.

At 30 June, the Group’s CEO, Clive Kahn owed the Company £22,803 following the Company’s under estimation of tax due on the disbursement of awards in respect of the Founders Incentive Scheme in February 2025. This amount was repaid in full in November 2025. There were no other balances owed to or owed from related parties at 30 June 2025 or 30 June 2024.

15. Share-based payments
During the period the Group recognised a total share-based payment expense in the condensed consolidated statement of comprehensive income of £15.6m (six months ended 30 June 2024: £0.4m), of which £11.9m related to the newly introduced Founder Incentive Scheme.

The Group operates the same equity-settled share-based payment arrangements as reported at 31 December 2024 with the exception of two new schemes introduced during the period.

15. Share-based payments (continued)

Founder Incentive Scheme
On 12 February 2025, the Group announced that Morgan Tillbrook, founder and former CEO of Alpha had pledged 1,103,555 ordinary shares of 0.2p each in Alpha from his personal holding with a total value of approximately £28m (based on the closing share price of £25.40 on 11 February 2025) to members of the senior leadership team to both thank them for historic performance and incentivise them for future performance. This announcement followed formal approval by the Company's Remuneration Committee on 11 February.

These arrangements met the definition of an equity settled share-based payment scheme under IFRS 2 Share-based payments and are treated as such. The fair value of the awards was deemed to be the market value of the shares subject to awards at the date of issue.

Circa £6.4m of the charge incurred in the six months ended 30 June 2025 relates to the fully vested nil cost options awarded to the Non-Executive Directors and Clive Kahn, which have been charged to the statement of comprehensive income with a credit to the capital contribution reserve. Charges associated with other awards were then calculated based on being amortised over the 36-month performance period from 12 February 2025, subject to performance conditions outlined below.

As Morgan Tillbrook will provide/has already provided the shares to fund the arrangements (and has formally committed to this pledge through the execution of a linking agreement and by holding the relevant Shares in a nominee account established for this purpose), these awards will not create any dilution of other shareholders' interests. Furthermore, recipients will bear the associated employers' NIC charge.

Spain
During the period, the Group implemented a new share scheme to incentivise a small number of key personnel of the Spanish branch of Alpha FX Europe Limited. The awards when granted were subject to performance conditions and intended to vest between 31 December 2025 and 31 December 2027. The charge in the period for this scheme was £0.2m.

16. Events after the reporting period

Awards under Group LTIP Scheme
On 25 August 2025 and in accordance with the Group Remuneration Policy which was approved at the AGM in May 2025, Tim Powell (CFO) and Tim Butters (CRO) were granted awards of 23,657 and 11,296 shares, respectively under the Group Long-Term Incentive Plan (LTIP).

Acquisition by Corpay Inc.
On 23 July 2025, it was announced that the Board of Directors of Alpha Group International Limited and Corpay Inc. had reached an agreement on the terms of a recommended cash acquisition of the entire issued and to be issued ordinary share capital of Alpha by Corpay, by means of a Court approved Scheme of Arrangement.

On 2 September 2025, shareholder approval for the both the acquisition and the proposed Scheme of Arrangement were obtained following a Court meeting and a general meeting.

On 31 October 2025, and following receipt of the necessary regulatory approvals, 100% of the outstanding share capital of Alpha Group International plc (i.e. all shares other than those held in treasury) was acquired by US-based Corpay Inc. for headline consideration of circa £1.8bn ($2.3bn).

The ultimate controlling party as at the date of approval of these financial statements is Corpay Inc.

16. Events after the reporting period (continued)

As part of the acquisition, all relevant individuals holding options or rights to share awards yet to vest under the Group’s various equity incentive schemes (including the Executive LTIP Scheme and the Founder Incentive Scheme) reached agreement with the Company to surrender all future rights under these schemes in return for fixed cash and, in certain cases, equity awards which immediately vested. All equity vestings were subsequently acquired by Corpay in exchange for a fixed sum of cash paid to the individuals.

In aggregate the total amount of cash owing to the relevant individuals was £35m, considered part of the acquisition consideration. The majority of these payments owing to the relevant individuals was made in November 2025, although a proportion of proceeds owing to certain individuals have been deferred for a year and remain subject to certain conditions, principally continuing service within the Corpay Group. Further details of these transactions will be included in the Company’s 2025 financial statements.

Also as part of the acquisition, the Group acquired the remaining non-controlling interest in Cobase for circa £2m.

On 31 October 2025, the Chairman and all other non-Executive Directors stood down from the Board. On 5 November 2025, Alpha Group International Plc, which was formerly registered as a public company, was re-registered as a private company limited by shares under the name of Alpha Group International Ltd.